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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our Firm under the caption "Experts" and to the use of our report dated February 4, 2000 (except for Notes 1 and 12, for which
the date is       , 2001), in Amendment No. 3 to the Registration Statement on
Form S-1 (No. 333-47030) and related Prospectus of Xenogen Corporation for the registration of 7,000,000 shares of its common stock.

Palo Alto, California

The foregoing consent is in the form that will be signed upon the completion of the 0.73-for-one reverse stock split described in Notes 1 and 12 to the financial statements.

                                          /s/ Ernst & Young LLP

Palo Alto, California

January 11, 2001

We consent to the references to our Firm under the caption "Experts" in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-47030) and related Prospectus of Xenogen Corporation and to the use of our report dated September 15, 2000 on the financial statements of Chrysalis DNX Transgenic Sciences Corporation, included in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-47030) and related Prospectus of Xenogen Corporation for the registration of 7,000,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey

January 11, 2001

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